Exhibit 99.2

   FINANCIAL SUPPLEMENT TO THIRD QUARTER 2009 EARNINGS RELEASE

Summary

Quarterly loss of $0.37 per diluted share reflects continued efforts to improve the risk profile of the balance sheet and a charge related to branch consolidation

•

Significant third quarter drivers include: $1,025 million loan loss provision ($345 million above net charge-offs); net interest margin expanded 11 bps to 2.73%; 2 percent increase in average low-cost deposits, including a $701 million rise in non-interest bearing deposits; Results included a $41 million charge related to consolidating 121 branches

•	Pre-provision net revenue adversely impacted by higher other real estate owned, legal and professional expenses

Focus on growing customer relationships, resulting in continued deposit growth

•

Opened a record 270,000 new retail and business deposit checking accounts during the third quarter - a 29% increase versus the same period last year; New account openings YTD totaled 762,000, placing Regions on pace to meet its goal of 1 million new checking accounts in 2009

•	Average customer deposits grew 1% linked quarter, up $10.2 billion or 12% year-over-year

•	Continued success in growing average non-interest bearing deposits, up 3% linked-quarter; 19% year-over-year

•	Strong customer satisfaction: JD Power & Associates ranked Regions the most improved retail bank as well as highest in customer satisfaction among primary mortgage servicing companies

Net interest margin expansion driven by strong low-cost deposit growth as well as enhanced risk-adjusted loan and deposit pricing

•	Net interest margin expanded 11 bps to 2.73%, reflecting continued low-cost deposit growth, especially in non-interest bearing deposits which have increased for four consecutive quarters

•	Third quarter net interest income increased $14 million to $845 million, despite a lower earning asset base resulting from lower cash balances and a decline in loans

•	Loan spreads and deposit pricing continue to improve; asset sensitive balance sheet well positioned for eventual rising rate environment

Solid non-interest income; continued focus on performance and efficiency

•	Non-interest revenues essentially unchanged, excluding prior quarter’s gains related to a trust preferred exchange, Visa shares and other securities sales and leveraged lease terminations

•	Service charges income increased $12 million or 4% to $300 million, benefiting from a higher level of customer transactions and new account growth

•	Brokerage income declined $11 million or 4% to $252 million, driven by lower fees from investment banking and a decline in fixed income capital markets revenue

•	Mortgage income rose $12 million, or 19% linked quarter, primarily the result of favorable mortgage servicing rights and related hedge performance

•

Non-interest expense increased 1% linked quarter, however when excluding the second quarter’s securities impairment charge and FDIC special assessment, and the current quarter’s branch consolidation charges, non-interest expense increased 9% linked quarter

•	A $37 million increase in other real estate owned expense and a $48 million increase in legal and professional expenses are driving the increase in core expenses on a linked quarter basis

•	Salaries and benefits declined $8 million to $578 million, primarily due to headcount reductions, which have declined 6% since 4Q08, and lower brokerage-related incentive costs

Provision for loan losses increased to $1,025 million, $345 million above net charge-offs; Allowance for credit losses increased to 2.90% of loans; gross in-migration of non-performing loans declined versus prior quarter

•

Net charge-offs rose 80 bps to 2.86% of loans in the third quarter; driven by commercial real estate value-related writedowns and problem asset dispositions. Net charge-offs within the home equity portfolio declined versus the prior quarter, reflecting the benefits of Regions’ proactive customer assistance program.

•

Non-performing loans increased $598 million in the third quarter to $3.2 billion; inflows were driven primarily by homebuilder loans and loans secured by income-producing properties, such as multi-family and retail

•	Allowance coverage ratio (ALL/NPL, excluding loans held for sale) at 0.82x as of September 30, 2009, as compared to 0.85x at June 30, 2009

Continued focus on improving the risk profile of the balance sheet

•	Residential homebuilder portfolio exposure declined another $434 million; total exposure down 53% since the beginning of 2008

•	Condominium portfolio continues to decline, down another $64 million to $647 million; less than 1 percent of overall loan portfolio

•	Florida second lien home equity exposure declined $54 million to $3.6 billion; net charge-off rate declined 156 basis points versus the previous quarter to an annualized 6.33%.

Capital position remains strong

•	Tier 1 common ratio of 7.8%

•	Tier 1 capital ratio of 12.1% at September 30, 2009, $6.5 billion above “Well Capitalized” threshold

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ amounts in millions)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Assets:
Cash and due from banks	$2,101	$2,363	$2,429	$2,643	$2,986
Interest-bearing deposits in other banks	5,902	2,846	2,288	7,540	30
Federal funds sold and securities purchased under agreements to resell	366	3,221	418	790	542
Trading account assets	1,388	1,109	1,348	1,050	1,268
Securities available for sale	21,030	19,681	20,970	18,850	17,633
Securities held to maturity	39	43	45	47	50
Loans held for sale	1,470	1,932	1,956	1,282	1,054
Loans, net of unearned income	92,754	96,149	95,686	97,419	98,712
Allowance for loan losses	(2,627)	(2,282)	(1,861)	(1,826)	(1,472)

Net loans	90,127	93,867	93,825	95,593	97,240
Other interest-earning assets	839	829	849	897	587
Premises and equipment, net	2,694	2,789	2,808	2,786	2,730
Interest receivable	499	501	426	458	512
Goodwill	5,557	5,556	5,551	5,548	11,529
Mortgage servicing rights (MSRs)	216	202	161	161	263
Other identifiable intangible assets	535	568	603	638	675
Other assets	7,223	7,304	8,303	7,965	7,193

Total Assets	$139,986	$142,811	$141,980	$146,248	$144,292

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$21,226	$20,995	$19,988	$18,457	$18,045
Interest-bearing	73,654	73,731	73,548	72,447	71,176

Total deposits	94,880	94,726	93,536	90,904	89,221
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,633	2,265	2,828	3,143	10,427
Other short-term borrowings	2,653	4,927	6,525	12,679	7,115

Total short-term borrowings	5,286	7,192	9,353	15,822	17,542
Long-term borrowings	18,093	18,238	18,762	19,231	14,168

Total borrowed funds	23,379	25,430	28,115	35,053	31,710
Other liabilities	3,235	3,918	3,512	3,478	3,656

Total Liabilities	121,494	124,074	125,163	129,435	124,587
Stockholders’ equity:
Preferred stock, Series A	3,334	3,325	3,316	3,307	—
Preferred stock, Series B	278	278	—	—	—
Common stock	12	12	7	7	7
Additional paid-in capital	18,754	18,740	16,828	16,815	16,607
Retained earnings (deficit)	(2,618)	(2,169)	(1,913)	(1,869)	4,445
Treasury stock, at cost	(1,411)	(1,413)	(1,415)	(1,425)	(1,424)
Accumulated other comprehensive income (loss), net	143	(36)	(6)	(22)	70

Total Stockholders’ Equity	18,492	18,737	16,817	16,813	19,705

Total Liabilities and Stockholders’ Equity	$139,986	$142,811	$141,980	$146,248	$144,292

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Interest income on:
Loans, including fees	$1,047	$1,073	$1,098	$1,328	$1,318
Securities:
Taxable	232	239	239	212	208
Tax-exempt	6	5	7	9	11

Total securities	238	244	246	221	219
Loans held for sale	12	15	16	8	9
Federal funds sold and securities purchased under agreements to resell	—	1	1	2	5
Trading account assets	10	10	12	11	13
Other interest-earning assets	7	8	6	11	5

Total interest income	1,314	1,351	1,379	1,581	1,569
Interest expense on:
Deposits	301	330	366	408	391
Short-term borrowings	9	16	20	69	102
Long-term borrowings	159	174	184	180	154

Total interest expense	469	520	570	657	647

Net interest income	845	831	809	924	922
Provision for loan losses	1,025	912	425	1,150	417

Net interest income (loss) after provision for loan losses	(180)	(81)	384	(226)	505
Non-interest income:
Service charges on deposit accounts	300	288	269	288	294
Brokerage, investment banking and capital markets	252	263	217	241	241
Mortgage income	76	64	73	34	33
Trust department income	49	48	46	52	66
Securities gains, net	4	108	53	—	—
Other	91	428	408	87	85

Total non-interest income	772	1,199	1,066	702	719
Non-interest expense:
Salaries and employee benefits	578	586	539	562	552
Net occupancy expense	121	112	107	114	110
Furniture and equipment expense	83	78	76	79	88
Impairment (recapture) of MSR’s	—	—	—	99	11
Goodwill impairment	—	—	—	6,000	—
Other-than-temporary impairments (2)	3	69	3	13	9
Other	458	386	333	406	358

Total non-interest expense (3)	1,243	1,231	1,058	7,273	1,128

Income (loss) before income taxes from continuing operations	(651)	(113)	392	(6,797)	96
Income taxes	(274)	75	315	(579)	6

Income (loss) from continuing operations	(377)	(188)	77	(6,218)	90
Discontinued operations:
Loss from discontinued operations before income taxes	—	—	—	—	(18)
Income tax benefit	—	—	—	—	(7)

Loss from discontinued operations, net of tax	—	—	—	—	(11)

Net income (loss)	$(377)	$(188)	$77	$(6,218)	$79

Income (loss) from continuing operations available to common shareholders	$(437)	$(244)	$26	$(6,244)	$90

Net income (loss) available to common shareholders	$(437)	$(244)	$26	$(6,244)	$79

Weighted-average shares outstanding–during quarter:
Basic	1,189	876	693	693	696
Diluted	1,189	876	694	693	696
Actual shares outstanding–end of quarter	1,188	1,188	695	691	692
Earnings (loss) per common share (4):
Basic	$(0.37)	$(0.28)	$0.04	$(9.01)	$0.11
Diluted	$(0.37)	$(0.28)	$0.04	$(9.01)	$0.11
Cash dividends declared per common share	$0.01	$0.01	$0.10	$0.10	$0.10
Taxable-equivalent net interest income from continuing operations	$853	$840	$817	$933	$931

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation
(2)	Includes $3 million and $260 million of gross charges, net of $0 and $191 million noncredit related portion recognized in other comprehensive income, in 3Q09 and 2Q09, respectively.
(3)	Merger-related charges total $25 million in 3Q08. See page 24 for additional detail.
(4)	Includes preferred stock dividends

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations (1)

(Unaudited)

($ amounts in millions, except per share data)	Nine Months Ended September 30
	2009	2008
Interest income on:
Loans, including fees	$3,218	$4,222
Securities:
Taxable	710	616
Tax-exempt	18	31

Total securities	728	647
Loans held for sale	43	27
Federal funds sold and securities purchased under agreements to resell	2	16
Trading account assets	32	52
Other interest-earning assets	21	18

Total interest income	4,044	4,982
Interest expense on:
Deposits	997	1,316
Short-term borrowings	45	300
Long-term borrowings	517	447

Total interest expense	1,559	2,063

Net interest income	2,485	2,919
Provision for loan losses	2,362	907

Net interest income after provision for loan losses	123	2,012
Non-interest income:
Service charges on deposit accounts	857	860
Brokerage, investment banking and capital markets	732	786
Mortgage income	213	104
Trust department income	143	182
Securities gains, net	165	92
Other	927	347

Total non-interest income	3,037	2,371
Non-interest expense:
Salaries and employee benefits	1,703	1,794
Net occupancy expense	340	328
Furniture and equipment expense	237	255
Recapture of MSR’s	—	(14)
Other-than-temporary impairments (2)	75	10
Other	1,177	1,146

Total non-interest expense (3)	3,532	3,519

Income (loss) before income taxes from continuing operations	(372)	864
Income taxes	116	231

Income (loss) from continuing operations	(488)	633
Discontinued operations:
Loss from discontinued operations before income taxes	—	(18)
Income tax benefit	—	(7)

Loss from discontinued operations, net of tax	—	(11)

Net income (loss)	($488)	$622

Income (loss) from continuing operations available to common shareholders	($655)	$633

Net income (loss) available to common shareholders	($655)	$622

Weighted-average shares outstanding–year-to-date:
Basic	921	696
Diluted	921	696
Actual shares outstanding–end of period	1,188	692
Earnings (loss) per common share (4):
Basic	$(0.71)	$0.89
Diluted	$(0.71)	$0.89
Cash dividends declared per common share	$0.12	$0.86
Taxable equivalent net interest income from continuing operations	$2,510	$2,947

(1)	Certain amounts in the prior periods have been classified to reflect current period presentation
(2)	Includes $266 million of gross charges, net of $191 million noncredit related portion recognized in other comprehensive income, in 2009.
(3)	Merger-related charges total $201 million for the nine months ended September 30, 2008 .
(4)	Includes preferred stock dividends

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

	Quarter Ended
	9/30/09			6/30/09			3/31/09			12/31/08			9/30/08
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$597	$—	0.42%	$508	$1	0.49%	$545	$1	0.80%	$608	$2	1.37%	$1,000	$5	1.96%
Trading account assets	1,101	10	3.59%	1,221	11	3.58%	1,234	13	4.21%	1,334	12	3.50%	1,348	14	4.06%
Securities:
Taxable	19,177	232	4.79%	19,453	239	4.92%	19,160	239	5.06%	17,081	212	4.92%	16,962	208	4.88%
Tax-exempt	463	8	6.52%	562	8	6.30%	687	11	6.34%	800	14	7.15%	767	16	8.61%
Loans held for sale	1,522	12	3.25%	1,790	16	3.41%	1,819	15	3.45%	823	8	4.17%	563	9	6.02%
Loans, net of unearned income (2)	94,354	1,053	4.43%	95,382	1,077	4.53%	96,648	1,102	4.62%	99,134	1,331	5.34%	98,333	1,321	5.34%
Other interest-earning assets	6,841	7	0.40%	9,700	8	0.36%	5,599	6	0.40%	5,604	11	0.78%	582	5	3.37%

Total interest-earning assets	124,055	$1,322	4.23%	128,616	$1,360	4.24%	125,692	$1,387	4.47%	125,384	$1,590	5.05%	119,555	$1,578	5.25%
Allowance for loan losses	(2,393)			(1,917)			(1,868)			(1,456)			(1,491)
Cash and due from banks	2,113			2,269			2,396			2,499			2,421
Other non-earning assets	16,530			17,119			17,343			21,647			22,756

	$140,305			$146,087			$143,563			$148,074			$143,241

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,038	$1	0.13%	$4,029	$1	0.11%	$3,804	$1	0.12%	$3,691	$1	0.12%	$3,774	$1	0.11%
Interest-bearing transaction accounts	13,934	10	0.27%	14,277	11	0.30%	14,909	10	0.27%	14,393	20	0.55%	14,831	28	0.77%
Money market accounts	23,107	35	0.61%	22,138	43	0.78%	21,204	67	1.28%	20,565	93	1.79%	20,394	81	1.59%
Time deposits	32,584	255	3.10%	33,442	275	3.30%	32,894	288	3.55%	31,849	293	3.65%	30,168	273	3.60%
Other	—	—	—	728	—	0.14%	530	—	0.07%	1,262	1	0.42%	1,733	8	1.71%

Total interest-bearing deposits	73,663	301	1.62%	74,614	330	1.78%	73,341	366	2.02%	71,760	408	2.26%	70,900	391	2.20%
Federal funds purchased and securities sold under agreements to repurchase	2,649	1	0.11%	3,734	3	0.33%	3,199	3	0.41%	4,458	12	1.08%	9,906	52	2.07%
Other short-term borrowings	2,721	8	1.26%	7,427	13	0.71%	9,023	17	0.73%	14,260	57	1.59%	8,014	50	2.49%
Long-term borrowings	18,250	159	3.45%	18,829	174	3.70%	18,958	184	3.95%	16,069	180	4.47%	13,364	154	4.58%

Total interest-bearing liabilities	97,283	$469	1.91%	104,604	$520	2.00%	104,521	$570	2.21%	106,547	$657	2.45%	102,184	$647	2.52%
Net interest spread			2.32%			2.24%			2.26%			2.60%			2.73%

Non-interest-bearing deposits	21,122			20,421			18,896			17,773			17,691
Other liabilities	3,288			3,567			3,436			3,344			3,652
Stockholders’ equity	18,612			17,495			16,710			20,410			19,714

	$140,305			$146,087			$143,563			$148,074			$143,241

Net interest income/margin FTE basis		$853	2.73%		$840	2.62%		$817	2.64%		$933	2.96%		$931	3.10%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation
(2)	3Q08 loan income includes a $43.1 million reduction for the impact of a leveraged lease tax settlement. The yield on loans adjusted to exclude the settlement would be 5.52% in 3Q08.

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis (1)

	Nine Months Ended September 30
	2009			2008
($ amounts in millions; yields on taxable equivalent basis)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$550	$2	0.57%	$955	$17	2.31%
Trading account assets	1,185	34	3.80%	1,520	54	4.75%
Securities:
Taxable securities	19,263	710	4.92%	16,835	616	4.89%
Tax-exempt	570	27	6.38%	738	47	8.45%
Loans held for sale	1,709	43	3.37%	611	27	5.93%
Loans, net of unearned income	95,453	3,232	4.53%	97,087	4,231	5.82%
Other earning assets	7,385	21	0.38%	620	18	3.89%

Total interest-earning assets	126,115	4,069	4.31%	118,366	5,010	5.65%
Allowance for loan losses	(2,061)			(1,398)
Cash and due from banks	2,258			2,530
Other non-earning assets	16,995			23,063

	$143,307			$142,561

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$3,958	$4	0.12%	$3,761	$3	0.12%
Interest-bearing transaction accounts	14,370	30	0.28%	15,281	107	0.94%
Money market accounts	22,157	145	0.88%	21,276	280	1.76%
Time deposits	32,972	818	3.32%	29,892	881	3.94%
Other	417	—	0.11%	2,347	45	2.55%

Total interest-bearing deposits	73,874	997	1.81%	72,557	1,316	2.42%
Federal funds purchased and securities sold under agreements to repurchase	3,192	7	0.30%	8,785	159	2.42%
Other short-term borrowings	6,368	38	0.80%	6,839	141	2.76%
Long-term borrowings	18,676	517	3.70%	12,650	447	4.72%

Total interest-bearing liabilities	102,110	1,559	2.04%	100,831	2,063	2.73%
Net interest spread			2.27%			2.92%

Non-interest bearing deposits	20,154			17,702
Other liabilities	3,430			4,248
Stockholders’ equity	17,613			19,780

	$143,307			$142,561

Net interest income/margin FTE basis		$2,510	2.66%		$2,947	3.33%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Selected Ratios

As of and for Quarter Ended
9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Return on average assets*	(1.24%)	(0.67%)	0.07%	NM	0.22%
Return on average common equity*	(11.55%)	(6.96%)	0.77%	NM	1.60%
Return on average tangible common equity* (non-GAAP)	(19.48%)	(12.34%)	1.43%	NM	4.20%
Common equity per share	$12.53	$12.74	$19.43	$19.53	$28.48
Tangible common book value per share (non-GAAP)	$7.40	$7.58	$10.57	$10.59	$10.84
Stockholders’ equity to total assets	13.21%	13.12%	11.84%	11.50%	13.66%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	6.56%	6.59%	5.41%	5.23%	5.69%
Tier 1 Common risk-based ratio (non-GAAP) (1)	7.8%	8.1%	6.5%	6.6%	6.5%
Tier 1 Capital (1)	12.1%	12.2%	10.4%	10.4%	7.5%
Total Risk-Based Capital (1)	16.2%	16.2%	14.6%	14.6%	11.7%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	2.90%	2.43%	2.02%	1.95%	1.57%
Allowance for loan losses as a percentage of loans, net of unearned income	2.83%	2.37%	1.94%	1.87%	1.49%
Allowance for loan losses to non-performing loans	0.82	x	0.87	x	1.13	x	1.74	x	1.02	x
Net interest margin (FTE) (3)	2.73%	2.62%	2.64%	2.96%	3.10%
Loans, net of unearned income, to total deposits	97.76%	101.50%	102.30%	107.17%	110.64%
Net charge-offs as a percentage of average loans*	2.86%	2.06%	1.64%	3.19%	1.68%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate	4.40%	3.55%	2.43%	1.76%	1.79%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans and other real estate (4)	3.99%	3.17%	2.02%	1.33%	1.66%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate	5.08%	4.18%	3.24%	2.33%	2.25%
Non-performing assets (including loans 90 days past due) as a percentage of loans and other real estate (4)	4.68%	3.80%	2.83%	1.89%	2.12%

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	3Q08 lower by 14 bps resulting from the impact of a leveraged lease tax settlement in the quarter
(4)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Loans (1)

Loan Portfolio - Period End Data

($ amounts in millions)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08	9/30/09 vs. 6/30/09		9/30/09 vs. 9/30/08
Commercial and industrial	$21,925	$23,619	$22,585	$23,596	$23,511	$(1,694)	-7.2%	$(1,586)	-6.7%
Commercial real estate - non-owner-occupied	16,190	16,419	15,969	14,486	14,151	(229)	-1.4%	2,039	14.4%
Commercial real estate - owner-occupied	12,103	12,282	11,926	11,722	11,569	(179)	-1.5%	534	4.6%
Construction - non-owner-occupied	6,616	7,163	7,611	9,029	9,810	(547)	-7.6%	(3,194)	-32.6%
Construction - owner-occupied	875	1,060	1,328	1,605	1,810	(185)	-17.5%	(935)	-51.7%
Residential first mortgage	15,513	15,564	15,678	15,839	16,191	(51)	-0.3%	(678)	-4.2%
Home equity	15,630	15,796	16,023	16,130	15,849	(166)	-1.1%	(219)	-1.4%
Indirect	2,755	3,099	3,464	3,854	4,211	(344)	-11.1%	(1,456)	-34.6%
Other consumer	1,147	1,147	1,102	1,158	1,610	—	0.0%	(463)	-28.8%

	$92,754	$96,149	$95,686	$97,419	$98,712	$(3,395)	-3.5%	$(5,958)	-6.0%

Loan Portfolio - Average Balances

($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	3Q09 vs. 2Q09		3Q09 vs. 3Q08
Commercial and industrial	$22,443	$22,707	$23,095	$24,122	$22,916	$(264)	-1.2%	$(473)	-2.1%
Commercial real estate - non-owner-occupied	16,470	16,081	15,215	14,313	13,836	389	2.4%	2,634	19.0%
Commercial real estate - owner-occupied	12,188	11,983	11,773	11,574	11,371	205	1.7%	817	7.2%
Construction - non-owner-occupied	7,010	7,474	8,420	9,802	9,837	(464)	-6.2%	(2,827)	-28.7%
Construction - owner-occupied	944	1,198	1,524	1,782	2,205	(254)	-21.2%	(1,261)	-57.2%
Residential first mortgage	15,508	15,593	15,708	16,005	16,304	(85)	-0.5%	(796)	-4.9%
Home equity	15,714	15,940	16,115	16,036	15,659	(226)	-1.4%	55	0.4%
Indirect	2,923	3,276	3,660	4,043	4,214	(353)	-10.8%	(1,291)	-30.6%
Other consumer	1,154	1,130	1,138	1,457	1,991	24	2.1%	(837)	-42.0%

	$94,354	$95,382	$96,648	$99,134	$98,333	$(1,028)	-1.1%	$(3,979)	-4.0%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Deposits (1)

Deposit Portfolio - Period End Data

						9/30/09		9/30/09
($ amounts in millions)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08	vs. 6/30/09		vs. 9/30/08
Customer Deposits
Interest-free deposits	$21,226	$20,995	$19,988	$18,457	$18,045	$231	1.1%	$3,181	17.6%
Interest-bearing checking	13,688	14,140	14,800	15,022	14,616	(452)	-3.2%	(928)	-6.3%
Savings	4,025	4,033	3,970	3,663	3,709	(8)	-0.2%	316	8.5%
Money market - domestic	22,327	21,571	19,969	19,471	17,098	756	3.5%	5,229	30.6%
Money market - foreign	941	1,075	1,357	1,812	2,454	(134)	-12.5%	(1,513)	-61.7%

Low-cost deposits	62,207	61,814	60,084	58,425	55,922	393	0.6%	6,285	11.2%
Time deposits	32,582	32,724	33,379	32,369	29,288	(142)	-0.4%	3,294	11.2%

Total customer deposits	94,789	94,538	93,463	90,794	85,210	251	0.3%	9,579	11.2%

Corporate Treasury Deposits
Time deposits	91	188	73	110	1,123	(97)	-51.6%	(1,032)	-91.9%
Other	—	—	—	—	2,888	—	NM	(2,888)	-100.0%

Total corporate treasury deposits	91	188	73	110	4,011	(97)	-51.6%	(3,920)	-97.7%

Total Deposits	$94,880	$94,726	$93,536	$90,904	$89,221	$154	0.2%	$5,659	6.3%

Deposit Portfolio - Average Balances
						3Q09		3Q09
($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	vs. 2Q09		vs. 3Q08
Customer Deposits
Interest-free deposits	$21,122	$20,421	$18,896	$17,773	$17,691	$701	3.4%	$3,431	19.4%
Interest-bearing checking	13,934	14,277	14,909	14,393	14,831	(343)	-2.4%	(897)	-6.0%
Savings	4,038	4,029	3,804	3,691	3,774	9	0.2%	264	7.0%
Money market - domestic	22,103	20,962	19,670	18,432	17,534	1,141	5.4%	4,569	26.1%
Money market - foreign	1,004	1,176	1,534	2,133	2,860	(172)	-14.6%	(1,856)	-64.9%

Low-cost deposits	62,201	60,865	58,813	56,422	56,690	1,336	2.2%	5,511	9.7%
Time deposits	32,481	33,221	32,814	31,442	27,770	(740)	-2.2%	4,711	17.0%

Total customer deposits	94,682	94,086	91,627	87,864	84,460	596	0.6%	10,222	12.1%

Corporate Treasury Deposits
Time deposits	103	221	80	407	2,398	(118)	-53.4%	(2,295)	-95.7%
Other	—	728	530	1,262	1,733	(728)	-100.0%	(1,733)	-100.0%

Total corporate treasury deposits	103	949	610	1,669	4,131	(846)	-89.1%	(4,028)	-97.5%

Total Deposits	$94,785	$95,035	$92,237	$89,533	$88,591	$(250)	-0.3%	$6,194	7.0%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Pre-Tax Pre-Provision Net Revenue (“PPNR”) (2)

						3Q09		3Q09
($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	vs. 2Q09		vs. 3Q08
Net Interest Income	$845	$831	$809	$924	$922	14	1.7%	$(77)	-8.4%
Non-Interest Income	772	1,199	1,066	702	719	(427)	-35.6%	53	7.4%

Total Revenue	1,617	2,030	1,875	1,626	1,641	(413)	-20.3%	(24)	-1.5%
Non-Interest Expense	1,243	1,231	1,058	7,273	1,128	12	1.0%	115	10.2%

Pre-tax Pre-provision Net Revenue	$374	$799	$817	$(5,647)	$513	(425)	-53.2%	(139)	-27.1%
Adjustments:
Securities gains, net	(4)	(108)	(53)	—	—	104	-96.3%	(4)	NM
Gain on sale of Visa shares	—	(80)	—	—	—	80	NM	—	NM
Leveraged lease termination gains	(4)	(189)	(323)	—	—	185	-97.9%	(4)	NM
Gain on extinguishment of debt	—	(61)	—	—	—	61	NM	—	NM
Impairment (recapture) of MSR’s	—	—	—	99	11	—	NM	(11)	NM
FDIC special assessment	—	64	—	—	—	(64)	NM	—	NM
Securities impairment, net	3	69	3	13	9	(66)	NM	(6)	NM
Branch consolidation costs (1)	41	—	—	—	—	41	NM	41	NM
Merger-related charges	—	—	—	—	25	—	NM	(25)	NM
Goodwill impairment	—	—	—	6,000	—	—	NM	—	NM

Total adjustments	36	(305)	(373)	6,112	45	341	-111.8%	(9)	NM

Adjusted PPNR	$410	$494	$444	$465	$558	$(84)	-17.0%	$(148)	-26.5%

(1)	Includes $9 million of net occupancy expense, $7 million of furniture and equipment expense and $25 million in valuation charges.
(2)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Non-Interest Income and Expense from Continuing Operations (1)

Non-Interest Income and Expense

Non-Interest Income

						3Q09		3Q09
($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	vs. 2Q09		vs. 3Q08
Service charges on deposit accounts	$300	$288	$269	$288	$294	$12	4.2%	$6	2.0%
Brokerage, investment banking and capital markets	252	263	217	241	241	(11)	-4.2%	11	4.6%
Mortgage income	76	64	73	34	33	12	18.8%	43	130.3%
Trust department income	49	48	46	52	66	1	2.1%	(17)	-25.8%
Securities gains, net	4	108	53	—	—	(104)	-96.3%	4	NM
Insurance income	25	27	28	26	26	(2)	-7.4%	(1)	-3.8%
Leveraged lease termination gains	4	189	323	—	—	(185)	-97.9%	4	NM
Visa shares sale gain	—	80	—	—	—	(80)	NM	—	NM
Gain on early extinguishment of debt	—	61	—	—	—	(61)	NM	—	NM
Other	62	71	57	61	59	(9)	-12.7%	3	5.1%

Total non-interest income	$772	$1,199	$1,066	$702	$719	$(427)	-35.6%	$53	7.4%

Non-Interest Expense (2)
						3Q09		3Q09
($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	vs. 2Q09		vs. 3Q08
Salaries and employee benefits	$578	$586	$539	$562	$527	$(8)	-1.4%	$51	9.7%
Net occupancy expense	121	112	107	114	110	9	8.0%	11	10.0%
Furniture and equipment expense	83	78	76	79	88	5	6.4%	(5)	-5.7%
Impairment (recapture) of MSR’s	—	—	—	99	11	—	NM	(11)	NM
Professional fees	98	50	53	74	52	48	96.0%	46	88.5%
Marketing expense	20	20	17	21	23	—	0.0%	(3)	-13.0%
Amortization of core deposit intangible	30	30	31	32	33	—	0.0%	(3)	-9.1%
Amortization of MSR’s	—	—	—	16	13	—	NM	(13)	NM
Other real estate owned expense	61	24	26	32	44	37	154.2%	17	38.6%
Other-than-temporary impairments, net	3	69	3	13	9	(66)	-95.7%	(6)	NM
FDIC premiums - special assessment	—	64	—	—	—	(64)	NM	—	NM
FDIC premiums	56	43	10	6	4	13	30.2%	52	NM
Valuation charges associated with branch consolidations	25	—	—	—	—	25	NM	25	NM
Other	168	155	196	225	189	13	8.4%	(21)	-11.1%

Total non-interest expense, excluding merger and goodwill impairment charges	1,243	1,231	1,058	1,273	1,103	12	1.0%	140	12.7%
Merger-related charges	—	—	—	—	25	—	NM	(25)	-100.0%
Goodwill impairment charge	—	—	—	6,000	—	—	NM	—	NM

Total non-interest expense	$1,243	$1,231	$1,058	$7,273	$1,128	$12	1.0%	$115	10.2%

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation
(2)	Individual expense categories are presented excluding merger-related charges and goodwill impairment, which are presented in separate line items in the above table

•	Non-interest revenues essentially unchanged, excluding prior quarter’s gains related to a trust preferred exchange, Visa shares and other securities sales and leveraged lease terminations

•	Service charges increased $12 million linked quarter, largely reflecting higher level of customer transactions and new account growth

•	Brokerage, investment banking and capital markets income declined $11 million or 4% linked quarter, primarily driven by lower fees from investment banking and fixed income capital markets

•	Mortgage income remained strong, increasing $12 million, or 19% linked quarter, benefiting from MSR and related hedge improvement

•

2Q09 reflects both the sale of approximately $1.4 billion of agency debentures ($108 million gain) and the sale of Visa shares ($80 million gain). The proceeds from the sale of the agency debentures were reinvested in U.S. government agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy.

•

1Q09 securities gains reflect sale of approximately $656 million of U.S. Treasury securities with the proceeds reinvested in U.S. government agency mortgage-backed securities classified as available for sale, as part of Regions’ asset/liability management strategy

•

Leveraged lease termination gains reflect revenue recorded as a result of Regions unwinding certain leveraged lease transactions. These amounts totaled $4 million in 3Q09, $189 million in 2Q09 and $323 million in 1Q09; however these amounts were offset by $4 million, $196 million and $315 million in increased tax expense, respectively, resulting in a nominal impact to net income.

•

Non-interest expense increased 1% linked quarter, however when excluding the second quarter’s securities impairment charge and FDIC special assessment, and the current quarter’s branch consolidation charges, non-interest expense increased 9% linked quarter

•	Salaries and employee benefits declined $8 million linked quarter, primarily due to headcount reductions (declined 1,789 since 12/31/08), and lower brokerage-related incentive costs

•	Professional fees increased $48 million linked quarter reflecting higher legal costs.

•	Other real estate owned expense rose $37 million due to increasing property valuation adjustments and higher levels of foreclosed properties.

•	Current quarter’s $41 million branch consolidation charge includes $9 million of net occupancy expense, $7 million of furniture and equipment expense and $25 million in valuation charges.

•	2Q09 non-interest expense was negatively impacted by higher FDIC insurance expenses, including a $64 million special assessment, and $69 million of securities valuation charges

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Morgan Keegan

Morgan Keegan

Summary Income Statement (1)

						3Q09		3Q09
($ amounts in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	vs. 2Q09		vs. 3Q08
Revenues:
Commissions	$53	$48	$49	$56	$61	$5	10.4%	$(8)	-13.1%
Principal transactions	116	122	94	98	46	(6)	-4.9%	70	152.2%
Investment banking	50	56	33	43	41	(6)	-10.7%	9	22.0%
Interest	17	19	22	29	37	(2)	-10.5%	(20)	-54.1%
Trust fees and services	47	44	41	45	61	3	6.8%	(14)	-23.0%
Investment advisory	44	32	29	50	49	12	37.5%	(5)	-9.9%
Other	6	16	7	13	8	(10)	-62.5%	(2)	-25.0%

Total revenues	333	337	275	334	303	(4)	-1.2%	30	10.0%
Expenses:
Interest expense	3	5	6	14	20	(2)	-40.0%	(17)	-85.0%
Non-interest expense	284	285	248	277	234	(1)	-0.4%	50	21.4%

Total expenses	287	290	254	291	254	(3)	-1.0%	33	13.0%

Income before income taxes	46	47	21	43	49	(1)	-2.1%	(3)	-5.5%
Income taxes	17	17	8	15	18	—	0.0%	(1)	-5.6%

Net income	$29	$30	$13	$28	$31	$(1)	-3.3%	$(2)	-6.5%

Breakout of Revenue by Division

($ amounts in millions)	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Regions MK Trust	Asset Management	Interest & Other
Three months ended September 30, 2009
$ amount of revenue	$83	$108	$22	$51	$45	$24
% of gross revenue	24.9%	32.5%	6.6%	15.3%	13.5%	7.2%
Three months ended June 30, 2009
$ amount of revenue	$78	$120	$26	$49	$43	$21
% of gross revenue	23.2%	35.4%	7.6%	14.5%	12.7%	6.4%
Nine months ended September 30, 2009
$ amount of revenue	$235	$333	$60	$148	$119	$50
% of gross revenue	24.9%	35.2%	6.3%	15.7%	12.6%	5.3%
Nine months ended September 30, 2008
$ amount of revenue	$258	$260	$105	$177	$131	$75
% of gross revenue	25.6%	25.8%	10.4%	17.6%	13.0%	7.6%

(1)	Certain amounts in the prior periods have been reclassified to reflect current period presentation

•	Fixed-Income Capital Markets revenue, while down versus prior quarter, remained solid, driven by institutional customers’ demand for government, mortgage-backed and municipal securities

•	Private Client revenue increased 6% versus the previous quarter, reflecting incremental improvements in the equity markets as well as the addition of new financial advisors

•	Trust and Asset Management revenues improved as a result of strong equity markets, driving customer and trust assets up by 6% and 4%, respectively

•	New accounts openings continue to rise with the addition of 16,200 in the current quarter, bringing year-to-date gross new account additions to 64,500

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Credit Quality (1)

Credit Quality

	As of and for Quarter Ended
($ in millions)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Allowance for credit losses (ACL)	$2,690	$2,335	$1,935	$1,900	$1,546
Provision for loan losses	1,025	912	425	1,150	417
Provision for unfunded credit losses	10	(21)	—	(1)	9
Net loans charged-off:*
Commercial and industrial	137	84	58	73	51
Commercial real estate - non-owner-occupied	196	90	87	245	50
Commercial real estate - owner-occupied	17	15	12	32	9
Construction - non-owner-occupied	148	111	66	301	194
Construction - owner-occupied	2	3	4	4	5
Residential first mortgage	57	51	39	41	18
Home equity	94	113	95	69	63
Indirect	10	11	16	15	10
Other consumer	19	13	13	16	16

Total	$680	$491	$390	$796	$416

Net loan charge-offs as a % of average loans, annualized *
Commercial and industrial	2.43%	1.49%	1.02%	1.20%	0.89%
Commercial real estate - non-owner-occupied	4.74%	2.23%	2.30%	6.80%	1.45%
Commercial real estate - owner-occupied	0.55%	0.51%	0.42%	1.10%	0.31%
Construction - non-owner-occupied	8.40%	5.94%	3.18%	12.20%	7.83%
Construction - owner-occupied	0.88%	1.00%	1.06%	0.89%	0.90%
Residential first mortgage	1.45%	1.31%	1.02%	1.05%	0.45%
Home equity	2.37%	2.85%	2.38%	1.72%	1.59%
Indirect	1.46%	1.31%	1.74%	1.43%	0.96%
Other consumer	6.21%	4.78%	4.70%	4.38%	3.21%

Total	2.86%	2.06%	1.64%	3.19%	1.68%

Non-accrual loans	$3,216	$2,618	$1,641	$1,052	$1,441
Foreclosed properties	503	439	294	243	201

Non-performing assets, excluding loans held for sale	$3,719	$3,057	$1,935	$1,295	$1,642
Non-performing loans held for sale	380	371	393	423	129

Non-performing assets (NPAs)	$4,099	$3,428	$2,328	$1,718	$1,771

Loans past due > 90 days*	$643	$613	$782	$554	$457
Restructured loans not included in categories above	$1,416	$1,178	$737	$455	$139
Credit Ratios:
ACL/Loans, net	2.90%	2.43%	2.02%	1.95%	1.57%
ALL/Loans, net	2.83%	2.37%	1.94%	1.87%	1.49%
NPAs (ex. 90+ past due)/Loans and foreclosed properties	4.40%	3.55%	2.43%	1.76%	1.79%
NPAs (ex. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	3.99%	3.17%	2.02%	1.33%	1.66%
NPAs (inc. 90+ past due)/Loans and foreclosed properties	5.08%	4.18%	3.24%	2.33%	2.25%
NPAs (inc. 90+ past due)/Loans and foreclosed properties - excludes loans held for sale	4.68%	3.80%	2.83%	1.89%	2.12%

*	See pages 14-17 for loan portfolio (risk view) breakout

Allowance for Credit Losses

($ amounts in millions)	Nine Months Ended September 30
	2009	2008
Balance at beginning of year	$1,900	$1,379
Net loans charged-off	(1,561)	(751)
Allowance allocated to sold loans	—	(5)
Provision for loan losses	2,362	907
Provision for unfunded credit commitments	(11)	16

Balance at end of period	$2,690	$1,546

Components:
Allowance for loan losses	$2,627	$1,472
Reserve for unfunded credit commitments	63	74

Allowance for credit losses	$2,690	$1,546

(1)	Certain amounts in prior periods have been reclassified to reflect current period presentation

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Total Loan Portfolio

($ in millions)	Ending Balance					% of Total Loans
	3Q09	2Q09	1Q09	4Q08	3Q08	3Q09	2Q09	1Q09	4Q08	3Q08
Commercial
Commercial and Industrial/Leases	$18,442	$20,003	$18,853	$19,581	$19,221	20%	21%	20%	20%	19%
Commercial Real Estate - Owner-Occupied Mortgages	5,461	5,573	5,147	4,780	4,646	6%	6%	5%	5%	5%

Total Commercial	23,903	25,576	24,000	24,361	23,867	26%	27%	25%	25%	24%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	13,030	13,034	12,425	10,732	10,306	14%	14%	13%	11%	11%
Non-Owner Occupied Construction	6,472	6,961	7,316	8,624	9,325	7%	7%	8%	9%	10%
Owner Occupied Construction	649	807	1,023	1,235	1,353	1%	1%	1%	1%	1%

Construction	7,121	7,768	8,339	9,859	10,678	8%	8%	9%	10%	11%

Total Commercial Real Estate	20,151	20,802	20,765	20,591	20,984	22%	22%	22%	21%	22%
Business and Community Banking
Commercial and Industrial	3,483	3,616	3,732	4,015	4,290	4%	4%	4%	4%	4%
Commercial Real Estate - Owner-Occupied Mortgages	6,642	6,709	6,779	6,942	6,923	7%	7%	7%	7%	7%
CRE - Non-Owner-Occupied Mortgages	3,160	3,385	3,543	3,754	3,845	3%	4%	4%	4%	4%
Non-Owner Occupied Construction	144	202	295	405	485	0%	0%	0%	0%	0%
Owner Occupied Construction	225	253	305	370	457	0%	0%	0%	0%	0%

Construction	369	455	600	775	942	0%	0%	1%	1%	1%

Total Business and Community Banking	13,654	14,165	14,654	15,486	16,000	14%	15%	15%	16%	16%
Residential First Mortgage
Alt-A	2,284	2,359	2,451	2,549	2,615	3%	2%	2%	2%	2%
Residential First Mortgage	13,229	13,205	13,227	13,290	13,576	14%	14%	14%	14%	14%

Total Residential First Mortgage	15,513	15,564	15,678	15,839	16,191	17%	16%	16%	16%	16%
Consumer
Home Equity Lending	15,630	15,796	16,023	16,130	15,849	17%	16%	17%	17%	16%
Indirect Lending	2,755	3,099	3,464	3,854	4,211	3%	3%	4%	4%	4%
Direct Lending	797	786	783	826	873	1%	1%	1%	1%	1%
Other Consumer	351	361	319	332	737	0%	0%	0%	0%	1%

Total Other Consumer	19,533	20,042	20,590	21,142	21,670	21%	20%	22%	22%	22%

Total Loans	$92,754	$96,149	$95,686	$97,419	$98,712	100%	100%	100%	100%	100%

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Net Charge-offs

($ in millions)	Net Charge-offs (1)					% of Loans* (1)
	3Q09	2Q09	1Q09	4Q08	3Q08	3Q09	2Q09	1Q09	4Q08	3Q08
Commercial
Commercial and Industrial/Leases	$87	$46	$27	$43	$28	1.83%	0.97%	0.57%	0.86%	0.61%
Commercial Real Estate - Owner-Occupied Mortgages	15	14	10	26	8	1.08%	1.06%	0.86%	2.21%	0.72%

Total Commercial	102	60	37	69	36	1.66%	0.99%	0.63%	1.11%	0.63%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	193	88	83	241	49	5.81%	2.80%	2.91%	9.14%	2.11%
Non-Owner Occupied Construction	147	110	66	300	189	8.57%	6.08%	3.30%	12.77%	7.52%
Owner Occupied Construction	2	3	3	4	5	1.10%	1.32%	1.08%	1.08%	1.06%

Construction	149	113	69	304	194	7.88%	5.54%	3.02%	11.30%	6.50%

Total Commercial Real Estate	342	201	152	545	243	6.56%	3.88%	2.96%	10.23%	4.58%
Business and Community Banking
Commercial and Industrial	49	38	31	30	23	5.45%	4.16%	3.23%	2.84%	2.12%
Commercial Real Estate - Owner-Occupied Mortgages	2	1	2	6	1	0.11%	0.08%	0.11%	0.36%	0.06%
CRE - Non-Owner-Occupied Mortgages	3	2	4	4	1	0.40%	0.15%	0.39%	0.35%	0.15%
Non-Owner Occupied Construction	1	1	—	1	5	1.48%	1.13%	0.45%	0.67%	2.76%
Owner Occupied Construction	—	—	1	—	—	0.22%	0.55%	0.99%	0.34%	0.10%

Construction	1	1	1	1	5	0.77%	0.82%	0.72%	0.51%	1.38%

Total Business and Community Banking	55	42	38	41	30	1.56%	1.16%	1.01%	1.02%	0.75%
Residential First Mortgage
Alt-A	19	17	13	6	4	3.27%	2.91%	2.20%	1.03%	0.60%
Residential First Mortgage	38	34	26	35	14	1.13%	1.02%	0.80%	1.05%	0.42%

Total Residential First Mortgage	57	51	39	41	18	1.45%	1.31%	1.02%	1.05%	0.45%
Consumer
Home Equity Lending	94	113	95	69	63	2.37%	2.85%	2.38%	1.72%	1.59%
Indirect Lending	11	11	16	15	10	1.46%	1.31%	1.74%	1.43%	0.96%
Direct Lending	5	3	2	3	3	2.47%	1.59%	1.14%	1.61%	1.33%
Other Consumer	14	10	11	13	13	15.61%	12.00%	13.43%	8.24%	4.76%

Total Other Consumer	124	137	124	100	89	2.49%	2.71%	2.40%	1.85%	1.62%

Total Loans	$680	$491	$390	$796	$416	2.86%	2.06%	1.64%	3.19%	1.68%

*	Percentage of related loan category outstandings
(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

90+ Days Past Due Loans

	90+ Past Due (1)					% of Loans* (1)
($ in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	3Q09	2Q09	1Q09	4Q08	3Q08
Commercial
Commercial and Industrial/Leases	$6	$5	$28	$2	$2	0.03%	0.02%	0.15%	0.01%	0.01%
Commercial Real Estate - Owner-Occupied	4	7	8	7	—	0.08%	0.12%	0.16%	0.15%	0.00%

Total Commercial	10	12	36	9	2	0.04%	0.05%	0.15%	0.04%	0.01%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	25	36	62	7	8	0.19%	0.27%	0.50%	0.07%	0.08%
Non-Owner Occupied Construction	11	12	29	11	—	0.16%	0.17%	0.40%	0.13%	0.00%
Owner Occupied Construction	—	3	3	2	4	0.00%	0.38%	0.29%	0.16%	0.30%

Construction	11	15	32	13	4	0.15%	0.19%	0.38%	0.13%	0.04%

Total Commercial Real Estate	36	51	94	20	12	0.18%	0.24%	0.45%	0.10%	0.06%
Business and Community Banking
Commercial and Industrial	7	9	14	12	8	0.20%	0.25%	0.38%	0.30%	0.19%
Commercial Real Estate - Owner-Occupied Mortgages	8	11	15	6	5	0.12%	0.16%	0.22%	0.09%	0.07%
CRE - Non-Owner-Occupied Mortgages	4	10	6	5	3	0.14%	0.29%	0.18%	0.13%	0.08%
Non-Owner Occupied Construction	0	1	0	1	1	0.12%	0.49%	0.13%	0.25%	0.21%
Owner Occupied Construction	1	—	1	—	3	0.38%	0.00%	0.21%	0.00%	0.66%

Construction	1	1	1	1	4	0.28%	0.22%	0.17%	0.13%	0.42%

Total Business and Community Banking	20	30	36	24	20	0.15%	0.21%	0.25%	0.15%	0.13%
Residential First Mortgage
Alt-A	108	128	129	109	96	4.73%	5.43%	5.26%	4.28%	3.67%
Residential First Mortgage	237	232	230	163	144	1.79%	1.76%	1.74%	1.23%	1.06%

Total Residential First Mortgage	345	360	359	272	240	2.23%	2.32%	2.29%	1.72%	1.48%
Consumer
Home Equity Lending	222	148	244	214	173	1.42%	0.94%	1.52%	1.33%	1.09%
Indirect Lending	4	5	6	8	4	0.16%	0.15%	0.16%	0.21%	0.09%
Direct Lending	2	2	3	3	3	0.22%	0.21%	0.38%	0.36%	0.34%
Other Consumer	4	5	4	4	3	1.07%	1.33%	1.13%	1.20%	0.41%

Total Other Consumer	232	160	257	229	183	1.19%	0.80%	1.25%	1.08%	0.84%

Total Loans	$643	$613	$782	$554	$457	0.69%	0.64%	0.82%	0.57%	0.46%

*	Percentage of related loan category outstandings
(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Loan Portfolio - Risk View

Non-accrual Loans

	Non-accrual loans (excludes held for sale) (1)					% of Loans* (1)
($ in millions)	3Q09	2Q09	1Q09	4Q08	3Q08	3Q09	2Q09	1Q09	4Q08	3Q08
Commercial
Commercial and Industrial/Leases	$303	$300	$187	$118	$162	1.64%	1.50%	0.99%	0.60%	0.84%
Commercial Real Estate - Owner-Occupied	311	257	190	131	149	5.70%	4.60%	3.69%	2.74%	3.21%

Total Commercial	614	557	377	249	311	2.57%	2.18%	1.57%	1.02%	1.30%
Commercial Real Estate
CRE - Non-Owner-Occupied Mortgages	1,123	759	437	261	353	8.62%	5.82%	3.52%	2.43%	3.43%
Non-Owner Occupied Construction	987	864	493	269	519	15.25%	12.41%	6.73%	3.12%	5.55%
Owner Occupied Construction	46	44	29	23	27	7.01%	5.49%	2.81%	1.86%	2.00%

Construction	1,033	908	522	292	546	14.50%	11.69%	6.25%	2.96%	5.11%

Total Commercial Real Estate	2,156	1,667	959	553	899	10.70%	8.01%	4.62%	2.69%	4.28%
Business and Community Banking
Commercial and Industrial	78	83	73	57	53	2.23%	2.30%	1.95%	1.42%	1.24%
Commercial Real Estate - Owner-Occupied Mortgages	139	115	81	66	48	2.10%	1.71%	1.20%	0.95%	0.69%
CRE - Non-Owner-Occupied Mortgages	61	52	38	31	25	1.95%	1.55%	1.06%	0.83%	0.65%
Non-Owner Occupied Construction	5	5	5	4	4	3.16%	2.32%	1.65%	0.99%	0.82%
Owner Occupied Construction	1	1	2	2	5	0.46%	0.47%	0.54%	0.54%	1.09%

Construction	6	6	7	6	9	1.51%	1.29%	1.09%	0.77%	0.96%

Total Business and Community Banking	284	256	199	160	135	2.08%	1.81%	1.36%	1.03%	0.84%
Residential First Mortgage
Alt-A	58	51	39	31	24	2.54%	2.16%	1.59%	1.22%	0.92%
Residential First Mortgage	104	85	63	55	70	0.79%	0.64%	0.48%	0.41%	0.52%

Total Residential First Mortgage	162	136	102	86	94	1.05%	0.87%	0.65%	0.54%	0.58%
Consumer
Home Equity Lending	—	2	4	4	2	0.00%	0.01%	0.03%	0.02%	0.01%
Indirect Lending	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%
Direct Lending	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%
Other Consumer	—	—	—	—	—	0.00%	0.00%	0.00%	0.00%	0.00%

Total Other Consumer	—	2	4	4	2	0.00%	0.01%	0.02%	0.02%	0.01%

Total Loans	$3,216	$2,618	$1,641	$1,052	$1,441	3.47%	2.72%	1.71%	1.08%	1.46%

*	Percentage of related loan category outstandings
(1)	Information prior to 4Q08 does not reflect reclassifications between various Commercial Real Estate and Business and Community Banking categories

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Diversified Loan Portfolio - $92.8 Billion (as of 9/30/09)

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Commercial Real Estate Non-Owner Occupied Mortgages and Construction - $22.8 Billion (as of 9/30/09) (shaded portion represents Business & Community Banking)

Commercial Real Estate Non-Owner Occupied Construction - $6.6 Billion (as of 9/30/09) (shaded portion represents Business & Community Banking)

•	Portfolio well-diversified by product type

•

Includes $3.3 billion in Business and Community Banking Non-Owner Occupied Commercial Real Estate Loans which have different risk characteristics. They are underwritten not on a project basis but on the strength of the individual.

•	Proactively reducing certain concentrations

•	Land balances down $3.1 billion (49%) since December 2006

•	Condominium balances down $1.6 billion (71%) since December 2006

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Residential Homebuilder Portfolio - $3.4 billion (as of 9/30/09) (1)

Portfolio Breakout by Category

($ in millions)

Geographic Breakout

[1]	Central consists of Alabama, Georgia, and South Carolina
[2]	Midsouth consists of North Carolina, Virginia, Tennessee, Indiana, Illinois, Missouri, Iowa and Kentucky
[3]	Southwest consists of Louisiana, Mississippi, Texas and Arkansas

Product Breakout

($ in millions - except for average note size)

	Lots		Residential Presold		Residential Spec		Land		National Homebuilders/Other		Total Portfolio
	$	%*	$	%*	$	%*	$	%*	$	%*	$	%*
Ending Outstandings	819		222		952		1,134		225		3,352
Current Quarter Charge-offs	36	16.75%	8	13.10%	22	8.94%	37	12.43%	9	14.48%	112	12.67%
90+ Past Due	1	0.20%	—	0.00%	3	0.30%	9	0.79%	—	0.00%	13	0.40%
Non-Accruing Loans	186	22.72%	115	51.94%	197	20.63%	306	27.00%	95	42.28%	899	26.82%
Average Note Size (in thousands):
Total Portfolio	254	—	291	—	278	—	742	—	1,667	—	369	—
Central	220	—	155	—	185	—	777	—	628	—	288	—
Florida	503	—	830	—	736	—	1,687	—	196	—	875	—

*	Percentage of related product outstandings; charge-offs shown as annualized, and calculated on an average outstandings balance

•	Average note size of the homebuilder portfolio is $369 thousand

•	Non-accruing loans represent 26.8% of the total homebuilder portfolio with the highest concentrations in the Central (mainly Atlanta) and Florida regions

•

$3.4 billion residential homebuilder portfolio is a subset of the Commercial Real Estate portfolio (p. 19) with the majority of the residential homebuilder portfolio found in land and single family sectors

(1)	Excludes loans held for sale

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Consumer Real Estate - $31.1 billion (as of 9/30/09)

	Outstandings*	Wgtd Avg. Original LTV	Wgtd Avg. Original FICO	Avg. Loan Size	% in 1st Lien
Home Equity Lending	$15,630	73%	738	$74,624	42%
Residential 1st Mortgage	13,229	66%	724	172,924	99%
Alt-A	2,284	70%	688	177,595	100%

Total Consumer RE Portfolio	$31,143	70%	728	$120,700	71%

*	$ in millions

•	Regions portfolio contains no option ARMs, negative amortization mortgages or mortgages with below market introductory rates

•	Only about $64 million of the portfolio, net of discount, was originated under sub-prime programs

•	37% of the Consumer Real Estate portfolio is secured by Florida properties

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Home Equity Lending Net Charge-off Analysis

		3Q09			2Q09			1Q09			4Q08			3Q08
($ in millions)		1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total
Florida	Net Charge-off %*	2.19%	6.33%	4.77%	2.44%	7.89%	5.85%	3.07%	5.99%	4.91%	1.71%	4.37%	3.40%	1.48%	4.28%	3.28%
	$ Losses	$12.1	$57.4	$69.5	$13.2	$72.0	$85.2	$16.4	$54.6	$71.0	$8.9	$39.9	$48.8	$7.2	$37.8	$45.0
	Balance	$2,181.0	$3,570.4	$5,751.4	$2,171.3	$3,624.8	$5,796.1	$2,169.9	$3,677.5	$5,847.4	$2,121.6	$3,662.9	$5,784.5	$1,994.6	$3,578.8	$5,573.4
	Original LTV	65.4%	76.1%	72.0%
All Other States	Net Charge-off %*	0.56%	1.33%	0.98%	0.63%	1.50%	1.11%	0.52%	1.27%	0.93%	0.52%	1.00%	0.79%	0.39%	0.93%	0.69%
	$ Losses	$6.2	$18.3	$24.5	$7.2	$20.7	$27.9	$5.9	$17.7	$23.6	$6.0	$14.4	$20.4	$4.4	$13.1	$17.5
	Balance	$4,451.0	$5,428.0	$9,879.0	$4,508.6	$5,491.6	$10,000.2	$4,569.4	$5,606.6	$10,176.0	$4,624.0	$5,721.7	$10,345.7	$4,584.2	$5,691.4	$10,275.6
	Original LTV	67.7%	79.8%	74.3%
Totals	Net Charge-off %*	1.09%	3.32%	2.37%	1.22%	4.04%	2.85%	1.34%	3.14%	2.38%	0.89%	2.31%	1.72%	0.72%	2.22%	1.59%
	$ Losses	$18.3	$75.7	$94.0	$20.4	$92.6	$113.1	$22.3	$72.3	$94.6	$14.9	$54.3	$69.2	$11.6	$50.9	$62.5
	Balance	$6,632.0	$8,998.4	$15,630.4	$6,679.9	$9,116.4	$15,796.3	$6,739.3	$9,284.1	$16,023.4	$6,745.6	$9,384.6	$16,130.2	$6,578.8	$9,270.2	$15,849.0
	Original LTV	66.9%	78.3%	73.4%

•	23% Florida second lien concentration driving results

•	Second lien, Florida net charge-offs represent 61% of 3Q09 net charge-offs but just 23% of outstanding balances

•	Net charge-offs in Florida approximately 4.9 times non-Florida net charge-off rate

•	Origination quality solid with an average FICO of 738 and an average LTV of 73%; Property value declines driving losses

Notes:	* Recoveries are pro-rated based on charge-off balances.
* Net Charge-off percentages are calculated on average balances.
* Balances shown on an ending basis. Net loss rates calculated using average balances
* Original LTVs shown for current period only; prior period LTVs not materially different

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Additional Financial and Operational Data

	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Associate headcount	28,995	29,838	30,613	30,784	30,673
Total branch outlets	1,895	1,899	1,904	1,900	1,940
ATMs	2,313	2,321	2,322	2,336	2,361
Morgan Keegan offices	339	324	328	332	360

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding discontinued operations, merger charges and goodwill impairment charges (non-GAAP). Merger and goodwill impairment charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger and goodwill impairment charges in expressing earnings and certain other financial measures, including “earnings per common share from continuing operations, excluding merger and goodwill impairment charges” and “return on average tangible common equity, excluding discontinued operations, merger and goodwill impairment charges”, provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger and goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; calculation of performance-based annual incentive bonuses for certain executives; calculation of performance-based multi-year incentive bonuses for certain executives; monthly financial performance reporting, including segment reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger and goodwill impairment charges and procedures in place to approve and segregate merger and goodwill impairment charges from other normal operating expenses to ensure that the Company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger and goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger and goodwill impairment charges are a reduction to earnings and stockholders’ equity).

		As of and for Quarter Ended
($ amounts in millions, except per share data)		09/30/09	06/30/09	03/31/09	12/31/08	09/30/08
INCOME
Net income (loss) from continuing operations (GAAP)		$(377)	$(188)	$77	$(6,218)	$90
Preferred dividends (GAAP)		(60)	(56)	(51)	(26)	—

Net income (loss) from continuing operations available to common shareholders (GAAP)		(437)	(244)	26	(6,244)	90

Loss from discontinued operations, net of tax (GAAP)		—	—	—	—	(11)

Net income (loss) available to common shareholders (GAAP)	A	$(437)	$(244)	$26	$(6,244)	$79

Net income (loss) from continuing operations available to common shareholders (GAAP)		$(437)	$(244)	$26	$(6,244)	$90
Merger-related charges, pre-tax
Salaries and employee benefits		—	—	—	—	25
Net occupancy expense		—	—	—	—	—
Furniture and equipment expense		—	—	—	—	—
Other		—	—	—	—	—

Total merger-related charges, pre-tax		—	—	—	—	25
Merger-related charges, net of tax		—	—	—	—	16
Goodwill impairment		—	—	—	6,000	—

Net income (loss) from continuing operations available to common shareholders, excluding merger and goodwill impairment charges (non-GAAP)	B	$(437)	$(244)	$26	$(244)	$106

Weighted-average diluted shares	C	1,189	876	694	693	696
Earnings (loss) per common share - diluted (GAAP)	A/C	$(0.37)	$(0.28)	$0.04	$(9.01)	$0.11

Earnings (loss) per common share from continuing operations, excluding merger and goodwill impairment charges- diluted (non-GAAP)	B/C	$(0.37)	$(0.28)	$0.04	$(0.35)	$0.15

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures (Continued)

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the SCAP, these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
		09/30/09	06/30/09	03/31/09	12/31/08	09/30/08
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$18,612	$17,494	$16,710	$20,410	$19,714
Less: Average intangible assets (GAAP)		6,108	6,138	6,168	11,086	12,195
Average preferred equity (GAAP)		3,606	3,421	3,311	1,690	—

Average tangible common stockholders’ equity (non-GAAP)	D	$8,898	$7,935	$7,231	$7,634	$7,519
Return on average tangible common stockholders’ equity (1)	A/D	-19.48%	-12.34%	1.43%	NM	4.20%

Return on average tangible common stockholders’ equity, ex. discontinued operations, merger and goodwill impairment charges (non-GAAP) (1)	B/D	-19.48%	-12.34%	1.43%	NM	5.59%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$18,492	$18,737	$16,817	$16,813	$19,705
Less: Intangible assets (GAAP)		6,093	6,124	6,154	6,186	12,204
Preferred equity (GAAP)		3,612	3,603	3,316	3,307	—

Tangible common stockholders’ equity (non-GAAP)	E	$8,787	$9,010	$7,347	$7,320	$7,501
Total assets (GAAP)		$139,986	$142,811	$141,980	$146,248	$144,292
Less: Intangible assets (GAAP)		6,093	6,124	6,154	6,186	12,204

Tangible assets (non-GAAP)	F	$133,893	$136,687	$135,826	$140,062	$132,088
Actual shares outstanding—end of quarter	G	1,188	1,188	695	691	692
Tangible common stockholders’ equity to tangible assets (non-GAAP)	E/F	6.56%	6.59%	5.41%	5.23%	5.69%
Tangible common book value per share (non-GAAP)	E/G	$7.40	$7.58	$10.57	$10.59	$10.84
TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$18,492	$18,737	$16,817	$16,813	$19,705
Accumulated other comprehensive income (loss)		(143)	36	(11)	8	(79)
Non-qualifying goodwill and intangibles		(5,821)	(5,845)	(5,865)	(5,864)	(11,962)
Other non-qualifying assets		(542)	(423)	(267)	(16)	(26)
Qualifying non-controlling interests		91	91	91	91	91
Qualifying trust preferred securities		846	846	1,036	1,036	1,037

Tier 1 capital (regulatory)		$12,923	$13,442	$11,801	$12,068	$8,766
Qualifying non-controlling interests		(91)	(91)	(91)	(91)	(91)
Qualifying trust preferred securities		(846)	(846)	(1,036)	(1,036)	(1,037)
Preferred stock		(3,612)	(3,603)	(3,316)	(3,307)	—

Tier 1 common equity (non-GAAP)	H	$8,374	$8,902	$7,358	$7,634	$7,638
Risk-weighted assets (regulatory)	I	106,733	110,558	113,312	116,251	117,294
Tier 1 common risk-based ratio (non-GAAP)	H/I	7.8%	8.1%	6.5%	6.6%	6.5%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amounts and the resulting ratios are estimated

FINANCIAL SUPPLEMENT TO

THIRD QUARTER 2009 EARNINGS RELEASE

Forward-Looking Statements

This supplement may include forward-looking statements, which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

In October 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the Department of the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be determined at this time.

•	The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions is able to repay the outstanding preferred stock issued under the TARP.

•	Possible additional loan losses and impairment of goodwill and other intangibles and the impact on earnings and capital.

•	Possible changes in interest rates may affect funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectability of loans.

•

Possible other changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008 and Forms 10-Q for the quarter ended March 31, 2009 (as amended) and June 30, 2009, as on file with the Securities and Exchange Commission. See also Item 1A. “Risk Factors” of the June 30, 2009 Quarterly Report on Form 10-Q.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551